UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006

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CHAMPION PARTS, INC.

(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	1-7807 Commission File Number	36-2088911 I.R.S. Employer Identification Number

2005 West Avenue B, Hope, Arkansas 71801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (870) 777-8821

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Entry Into a Material Definitive Agreement.

On November 6, 2006, Champion Parts, Inc. (the "Company") issued a press release, furnished as Exhibit 99.1 to this report, announcing that on November 6, 2006, the Company, as buyer, completed the acquisition from TAP Holdings, LLC ("Seller") of inventory utilized in the Seller's business of remanufacturing, distributing and selling carburetors and throttle body injectors, which it conducted under the name Tomco Auto Parts (the "Tomco Business"), together with rights of Seller in certain intellectual property and Seller's customer lists and related records relating to the Tomco Business (collectively, the "Purchased Assets").

In consideration for the Purchased Assets, the Company paid cash consideration of $1.3 million. In addition, the Company will pay monthly earn-out payments over an eleven year period equal to (i) 7.5% of the net sales of carburetors and throttle body injectors sold by the Company during the three year period following the closing date of the transaction and (ii) 5.0% of the net sales of carburetors and throttle body injectors sold by the Company during the remaining eight years. The earn-out payments are subject to a $9.5 million cap and other adjustments, as more fully set forth in the Asset Purchase Agreement, dated as of August 31, 2006 (the "Purchase Agreement"), which was filed by the Company as an exhibit to the Form 8-K filed on September 5, 2006. Seller's earn-out obligations are represented by a non-negotiable note dated November 6, 2006 (the "Note"), which Note is secured by a security interest in the inventory acquired from the Seller. The Seller's security interest and rights under the Note are subordinate to the rights of PNC Bank, National Association under the Revolving Credit, Loan and Security Agreement between the Company and PNC Bank, National Association.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above, the Company's earn-out obligations under the Purchase Agreement are represented by the Note, which is secured by a security interest in the inventory acquired by the Company from Seller. Monthly payments of the Company's earn out obligations represented by the Note, to the extent they are payable in accordance with the terms of, and subject to the adjustments set forth in, the Purchase Agreement, shall commence on December 15, 2006 and shall thereafter be payable, to the extent any amount is payable, on a monthly basis. Any amounts that may become due under the Note shall not accrue interest; provided, however, late payments shall accrue interest at the prime rate as reported by Bank of America.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Press release dated November 6, 2006.

Exhibit 99.2 Subordinated Non-Negotiable Note

The Company will file with the Securities and Exchange Commission within 71 calendar days after the deadline for filing this report the financial statements and pro forma financial information required by Items 9.01(a) and (b) of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2006	Champion Parts, Inc. By: /s/ Jerry A. Bragiel Jerry A. Bragiel President and Chief Executive Officer